UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2014

DEMAND MEDIA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 394-6400

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Director of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2014, Robert Bennett submitted his resignation as a member of the Board of Directors (the “Board”) of Demand Media, Inc. (the “Company”) effective as of February 28, 2014, which is the date that the Company currently expects to substantially complete its audit for the fiscal year ending December 31, 2013.  In his discussion with the Board regarding his decision, Mr. Bennett indicated he wanted to reduce the overall number of public company boards of directors on which he currently serves.  Mr. Bennett currently serves on a total of five (5) public company boards, including the Company’s Board.  Mr. Bennett’s resignation did not arise as a result of any disagreement with the Company.  The Company has initiated a process to identify a replacement to serve as the Company’s audit committee chairman to fill the vacancy resulting from Mr. Bennett’s resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2014	DEMAND MEDIA, INC.
	By:	/s/ Shawn Colo
Shawn Colo
Interim Chief Executive Officer